                                   FORM 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 1, 1997



                          DIGITAL VIDEO SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)



          0-28472                                      77-0333728
  (Commission File Number)               (I.R.S. Employer Identification No.)


  2710 Walsh Avenue
  Santa Clara, California  95051                         95051
  (Address of principal executive offices)             (Zip Code)



                                (408) 748-2100
              Registrant's telephone number, including area code

Item 7.     Financial Statements and Exhibits
            ---------------------------------

            On August 1, 1997 Digital Video Systems, Inc. (the "Registrant") completed the acquisition of substantially all of the assets (excluding accounts receivable) of the Digital Video Division of Arris Interactive L.L.C. This Form 8-K/A amends the Registrant's Form 8-K filed with the Securities and Exchange Commission on August 15, 1997, which Form 8-K describes the Acquisition in greater detail.

     (a)    Financial statements of business acquired.
            -----------------------------------------


            Item 7(a) includes audited financial statements of Arris Interactive L.L.C.'s Digital Video Division for the fiscal years ended December 31, 1995 and December 31, 1996; an unaudited interim statement of net assets as of June 30, 1997; and unaudited interim statements of operations and cash flows for the six-month periods ended June 30, 1996 and June 30, 1997.

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' REPORT


Arris Interactive LLC - Digital Video Division

We have audited the accompanying statement of net assets of Arris Interactive LLC - Digital Video Division (the "Company") as of December 31, 1996 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the statement of net assets of the Company at December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
-------------------------

Atlanta, Georgia
August 8, 1997

                      [LETTERHEAD OF ERNST & YOUNG LLP]



                        Report of Independent Auditors


Arris Interactive LLC

We have audited the accompanying statement of net assets/(liabilities) of Arris Interactive LLC - Digital Video Division as of December 31, 1995 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arris Interactive LLC - Digital Video Division at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP
---------------------


August 21, 1997

                ARRIS INTERACTIVE LLC - DIGITAL VIDEO DIVISION
                    STATEMENTS OF NET ASSETS/(LIABILITIES)

                                                                                                                 Unaudited
                                                                                     December 31,                 June 30,
                                                                                1995            1996                1997
                                                                                ----            ----                ----
        ASSETS
Current assets:
    Cash and cash equivalents                                                $    1,500       $        -        $        -
    Accounts receivable (net of an allowance for doubtful account                48,951        1,636,081         1,037,898
    of $528,000 at December 31, 1995, a distributor discount of $63,000 at
    December 31, 1996 and no allowances or discounts at June 30, 1997)
    Inventories                                                                 790,185          645,981           656,889
                                                                             ----------       ----------        ----------
         Total current assets                                                   840,636        2,282,062         1,694,787

Property and equipment, net                                                   1,011,998        1,392,135         1,308,268
                                                                             ----------       ----------        ----------
         Total assets                                                        $1,852,634       $3,674,197        $3,003,055
                                                                             ==========       ==========        ==========
         LIABILITIES
Current liabilities:
    Accounts payable - trade                                                 $  167,499       $  545,730        $  365,795
    Accounts payable - Antec                                                          -          181,389            87,003
    Employee compensation                                                             -          333,322           154,611
    Accrued liabilities                                                          35,508          414,067           320,473
                                                                             ----------       ----------        ----------
          Total current liabilities                                             203,007        1,474,508           927,882

Long-term employee compensation                                                 131,868          183,896                 -
Notes payable to Antec                                                        1,802,183        1,422,392         1,422,392
                                                                             ----------       ----------        ----------
          Net assets/(liabilities)                                           $ (284,424)      $  593,401        $  652,781
                                                                             ==========       ==========        ==========

                            See accompanying notes.

                ARRIS INTERACTIVE LLC - DIGITAL VIDEO DIVISION
                           STATEMENTS OF OPERATIONS

                                                                                                   Unaudited
                                                       Year Ended December 31,             Six Months Ended June 30,
                                                       1995              1996              1996                1997
                                                       ----              ----              ----                ----
Revenues                                         $     824,918   $   3,291,408         $     932,205      $  1,190,147

Cost of Revenues                                       749,450       3,737,765             1,234,711         1,483,390
                                                 -------------   -------------         -------------      ------------
Gross Profit                                            75,468        (446,357)             (302,506)         (293,243)

Operating Expenses:
     Research and development                        5,889,450       3,617,101             2,289,425         1,021,061
     Selling, general and administrative             1,400,268       2,600,380             1,299,367           743,175
                                                 -------------   -------------         -------------      ------------

             Total operating expenses:               7,289,718       6,217,481             3,588,792         1,764,236
                                                 -------------   -------------         -------------      ------------
Loss from operations                                (7,214,250)     (6,663,838)           (3,891,298)       (2,057,479)
     Interest expense                                        -        (223,786)              (53,078)         (325,711)
     Interest income and other                               -           6,829                 4,185            18,916
                                                 -------------   -------------         -------------      ------------
Net Loss                                         $  (7,214,250)  $  (6,880,795)        $  (3,940,191)     $ (2,364,275)
                                                 =============   =============         =============      ============

                            See accompanying notes.

                ARRIS INTERACTIVE LLC - DIGITAL VIDEO DIVISION
                           STATEMENTS OF CASH FLOWS

                                                                                                           Unaudited
                                                                 Year Ended December 31,             Six Months Ended June 30,
                                                                 1995               1996               1996             1997
                                                                 ----               ----               ----             ----
Operating activities
Net loss                                                   $  (7,214,250)     $  (6,880,795)     $  (3,940,191)    $  (2,364,275)
Adjustment to reconcile net loss to net
 cash used in operating activities:
    Depreciation and amortization                                265,620            211,459             68,313           168,470
    Noncash interest expense                                           -            223,786             53,078           325,711
    Long-term employee compensation                              131,868            183,896             91,948                 -
    Provision for bad debt                                       528,099                  -                  -                 -
    Changes in operating assets and liabilities;
       Decrease (increase) in accounts receivable               (577,049)        (1,587,130)          (883,254)          598,183
       Increase (decrease) in accounts payable
        and accrued liabilities                                  113,195          1,271,501          1,215,484          (546,626)
       Decrease (increase) in other assets                      (109,449)                 -                  -                 -
       Decrease (increase) in inventories                       (790,185)           144,204           (356,758)          (10,908)
                                                           -------------      -------------      -------------     -------------
            Net cash used in operating activities             (7,652,151)        (6,433,079)        (3,751,380)       (1,829,445)

Investing activities
    Additions of property and equipment                         (675,200)          (908,984)          (645,132)          (84,603)
                                                           -------------      -------------      -------------     -------------
            Net cash used in investing activities               (675,200)          (908,984)          (645,132)          (84,603)

Financing activities
    Cash contributed by Parent                                 8,327,851          7,340,563          4,395,012         1,914,048
                                                           -------------      -------------      -------------     -------------
            Net cash provided by financing activities          8,327,851          7,340,563          4,395,012         1,914,048

    Change in cash and cash equivalents                              500             (1,500)            (1,500)                -

    Cash and cash equivalents at beginning of period               1,000              1,500              1,500                 -
                                                           -------------      -------------      -------------     -------------
    Cash and cash equivalents at end of period             $       1,500      $           -      $           -     $           -
                                                           =============      =============      =============     =============

Supplemental disclosures of noncash investing and financing activities:

  During the year ended December 31, 1996, DV transferred property and equipment of $379,791 to Arris along with the associated note payable thereby reducing DV's portion of that note by the same amount.

                           See accompanying notes.

ARRIS INTERACTIVE LLC - DIGITAL VIDEO DIVISION

NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
(INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1996 IS UNAUDITED)
-------------------------------------------------------------------------------

1.    THE DIVISION

      These special purpose financial statements have been prepared with respect to the sale on August 1, 1997 of substantially all of the assets of Arris Interactive LLC-Digital Video Division ("DV") to Digital Video Systems, Inc. ("DVID"). In these financial statements, DV refers only to those assets, liabilities and lines of business which comprise the Digital Video Division. DV provides a sophisticated, hierarchical video server system that supports today's analog video networks and provides a migration path to evolving digital networks.

      DV began operations as a division of Antec Corporation ("Antec")
      during March, 1994. In November 1995, Antec and Northern Telecom, Inc. ("Nortel") created Arris Interactive LLC ("Arris") as a joint venture between the two organizations. Antec contributed certain fixed assets, inventory and cash as well as the DV business in exchange for a 25% ownership stake in Arris. Nortel also contributed certain fixed assets, cash and its Cornerstone business in exchange for the remaining 75%
      ownership of Arris.      \


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - These special purpose financial statements have been prepared in accordance with the generally accepted accounting principles ("GAAP") of the United States. The accompanying financial statements present the net assets and results of operations of DV as if such division had operated as a separate corporate entity unaffiliated with Arris. Accordingly, the results of operations reflect expenses common to Arris and Antec as a whole which have been allocated to DV using a proportional cost allocation method. These expenses include facilities costs, general and administrative expenses and totaled $818,000 in 1995 and $723,000 in 1996. It is management's assertion that the proportional cost allocation method used is a practical and reasonable method of allocation of the common expenses of Arris. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had DV been an independent company.

      Unaudited Interim Financial Statements - The unaudited financial statements as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997 include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information set forth herein. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year-ended December 31, 1997 or for any other future period.

      Cash and cash equivalents - Arris provides a centralized cash management function; accordingly, DV does not maintain separate cash accounts and its cash disbursements and collections are settled by Arris.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out basis) or market. The cost of finished goods and work-in-process is comprised of material, labor, and manufacturing overhead. Inventories have been reduced by an allowance which management estimates to be adequate to absorb potential losses due to inventory obsolescence.

      Property and Equipment - Property and Equipment is recorded at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the asset. The expected useful life of DV's property and equipment ranges from three to ten years. Maintenance and repairs are charged to expense as incurred.

      Warranty Costs - DV accrues for known and expected warranty costs at the time of sale.

      Income Taxes - Antec uses the liability method of accounting for income taxes which requires recognition of temporary differences between financial statement and income tax basis of assets and liabilities, measured by statutory rates.

     Revenue Recognition - Sales and related costs are recorded by DV upon shipment of products.

     Research and Development - Research and development costs are charged to earnings in the periods in which they are incurred. Engineering, research and development costs consist primarily of costs associated with development of new products and manufacturing processes.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVENTORIES

     Net inventories consisted of (in thousands):

                                                           December 31,         June 30,
                                                       1995           1996        1997
                                                       ----           ----        ----
                      Raw Materials                   $ 187           $ 167       $ 253
                      Work-in-progress                  176             101         295
                      Finished Goods                    433             738         480
                      Reserves for obsolescence          (6)           (360)       (371)
                                                      -----           -----       -----
                                                      $ 790           $ 646       $ 657

4.   PLANT AND EQUIPMENT

     Plant and equipment consisted of (in thousands):

                                                           December 31,         June 30,
                 Machinery and computer equipment      1995           1996        1997
                 --------------------------------      ----           ----        ----
                 Basis                                $1,355         $1,604      $1,681
                 Accumulated depreciation               (343)          (212)       (373)
                                                      ------         ------      ------
                 Net book value                       $1,012         $1,392      $1,308

5.   ACCRUED LIABILITIES

     The estimated liability of warranty and product defect costs during 1995 were immaterial since a substantial portion of DV sales were deemed uncollectible and written-off. Included in accrued liabilities at December 31, 1996 and June 30, 1997 is $175,000 and $135,000 respectively, of estimated warranty and product defect costs. For the year ended December 31, 1996 and the six months ended June 30, 1997, DV's health and welfare plans were partially self-funded. Included in accrued liabilities for December 31, 1996 and June 30, 1997 was $206,000 and $100,000, respectively to cover DV's obligations under these plans.

6.   PENSION PLANS

     For the ten months ended October 31, 1995 while DV was part of Antec, DV employees were covered by Antec's non-contributory defined-benefit pension plans. The pension plan benefit formulas generally provided for payments to retired employees based upon their length of service and compensation as defined in the plans. Antec's policy is to fund the plans as required by the Employee Retirement Income Security Act of 1994 (ERISA) and to the extent that such contributions are tax deductible. Pension expense for the year ended December 31, 1995 was approximately $132,000.

     Subsequent to October 31, 1996, DV employees were not covered by any pension plans. Beginning in January 1996, DV employees were eligible to participate in Arris's 401(k) plan. For the year ended December 31, 1996, DV contributed approximately $103,000 to the employees' 401K plan.

7.   EMPLOYEE INCENTIVE PLANS

     For the year ended December 31, 1996, all DV employees were covered by both Arris' short-term ("STIP") and long-term ("LTIP") incentive plans. At December 31, 1996, DV had approximately $260,000 accrued under the STIP incentive plan and $185,000 under the LTIP plans. A feature of the LTIP plans is that the employee must be employed by Arris at the time of the payout. Upon the sale of DV to DVID on August 1, 1997, the obligations under the LTIP plans were discharged. DV employees were not covered by any similar plans during 1995.

8.   NOTES PAYABLE

     At December 31, 1995 and 1996, DV had a noninterest bearing note payable to Antec due December 2000. The note payable represents fixed assets and inventory contributed by Antec upon formation of Arris under the Joint Venture Agreement of November, 1995. The note payable obligation remained with Arris when DV was sold to DVID on August 1, 1997.

9.   NET ASSETS

     Prior to November 1995, DV's cash requirements were met by Antec. DV's cash requirements have been met by Arris since November 1995. All operating, investing and financing requirements were funded through the parents.
     An allocation of Arris' interest income and expense has been included in the results of operations for 1996.

10.  SALES INFORMATION

     For the year ended December 31, 1995, 78% of DV revenues were derived from one customer, The Popcorn Channel. The receivable was deemed uncollectible and written-off in 1996. No other customer contributed 10% or greater to the gross revenues of DV for the year ended December 31, 1995. For the year ended December 31, 1996, approximately 74% of DV's revenues were derived from sales to four customers: Ameritech (34.9%), Cablevision (11.4%), Bresnan Communications (17.1%) and Jones Intercable (10.4%).

11.  ROYALTIES AND LICENSES

     As part of the LLC agreement, Arris entered into nontransferable, nonexclusive licensing agreements with Antec for a period of ten years. The licensing agreement with Antec provided for royalty payments to Antec of 3% on all DV product sales. In addition, by mutual consent, Arris agreed to pay Antec a 2% finder's fee on certain DV sales. For the year ended December 31, 1996, DV incurred expenses of $131,000 in royalties and finder's fees under this arrangement, of which $87,000 was still owed to Antec at year-end. Subsequent to year-end, as part of the sale of DV's assets to DVID, the arrangement was renegotiated and no royalties on DV product sales will be due for DV products shipped subsequent to August 1, 1997.

12.  INCOME TAXES

     For the ten months ended October 1995, DV's results were included in the federal and state income tax returns of Antec. For the purpose of these financial statements for the ten months ended October 31, 1995, the income tax provision has been determined on a basis as if DV was a separate tax payer. The income tax provision for the ten months ended October 31, 1995 consisted of a deferred tax benefit of $2,313,000 offset by a valuation allowance of $2,313,000. The deferred tax benefit principally represents net operating loss tax carryforwards which are not considered probable of realization. Subsequent to the formation of the joint venture, DV has made no provision for income taxes since the company of which it was a part is a registered limited liability company. For tax purposes, all earnings and losses flow through to Nortel and Antec, the owners of Arris.

13.  SUBSEQUENT EVENT

     On August 1, 1997 the lines of business and certain assets of DV were sold by Arris (with the consent of Antec and Nortel) to DVID for $1.5 million in cash, 600,000 shares of DVID restricted stock and a percentage of future DV revenues not to exceed $5 million. DVID is publicly traded on the NASDAQ exchange under the symbol DVID.

     (b)    Pro forma financial information.
            -------------------------------


     In August 1997 the Registrant completed the acquisition of the business and certain assets and liabilities of Arris Interactive LLC - Digital Video Division ("DV") in a transaction accounted for as a purchase. The total purchase price of approximately $3.5 million included cash of $1.5 million, the issuance of 600,000 shares of common stock of the Company and related acquisition costs of $141,000. Arris is not entitled to transfer or sell the shares of common stock for a period of twelve months after the closing. After the expiration of this twelve month period, Arris will be entitled to transfer or sell 50% of this stock and will be entitled to transfer or sell the remaining 50% after the expiration of a further twelve month period.


     Net assets acquired included tangible assets totaling $1.8 million, developed technology and other intangible assets of $4.7 million and $1.5 million of acquired in-process research and development, less assumed liabilities of $170,000.

     The unaudited pro forma combined condensed balance sheet was prepared as if the transaction had occurred at June 30, 1997. The unaudited pro forma combined condensed statements of operations combine (i) the Company's statement of operations for the year ended March 31, 1997 with DV's statement of operations for the year ended December 31, 1996 and (ii) the Company's statement of operations for the three months ended June 30, 1997 with DV's statement of operations for the same period, as if the transaction had occurred at the beginning of the periods presented.

     The unaudited pro forma combined condensed balance sheet and statements of operations are presented for illustrative purposes only and are not necessarily indicative of the balance sheet and operating results that would have occurred had the transaction occurred on June 30, 1997, April 1, 1997 or April 1, 1996, nor are they necessarily indicative of future operating results.

             Unaudited Pro Forma Combined Condensed Balance Sheet

                                                        Arris Interactive -
                                       Digital Video    Digital Video
                                       Systems, Inc.    Division               Pro Forma
                                       June 30, 1997    June 30, 1997          Adjustments      Combined
                                       -------------    -------------------    -----------      --------
Assets
Current Assets:
  Cash and cash equivalents                   25,724                                (1,500)e      24,224
  Short Term Investments                       1,189                                               1,189
  Accounts receivable, net                     3,655                  1,038         (1,038)b       3,655
  Inventories                                  2,024                    657                        2,681
  Prepaid expenses and other
  current assets                               1,040                                               1,040

    Total current assets                      33,632                  1,695                       32,789

  Property and equipment, net                  1,357                  1,308           (787)a       1,878
  Purchased research and technology                                                    598 a          -
                                                                                      (598)c
  Intangible assets                                                                  1,872 a       1,872

  Other assets                                    88                                                  88

    Total assets                              35,077                  3,003                       36,627

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts Payable                             2,068                    453           (453)b       2,068

  Accrued liabilities                            841                    475            142 a       1,153
                                                                                      (305)b

    Total current liabilities                  2,909                    928                        3,221

Notes payable to Antec                                                1,422         (1,422)b          -

Stockholders' Equity
  Common stock                                     2                                     1e            3
  Additional paid-in capital                  54,631                                 1,835e       56,466
  Accumulated deficit                        (22,292)                                 (598)c     (22,890)
  Foreign currency translation adj.              (90)                                                (90)
  Deferred Compensation                          (83)                                                (83)

    Total stockholders' equity                32,168                                              33,406

    Total liabilities and stockholders'
    equity                                    35,077                                              36,627

      Pro Forma Condensed Combined Consolidated Statement of Operations
                               (Unaudited)

                                       Digital Video    Arris Interactive -
                                       Systems Inc.     Digital Video
                                       Year Ended       Division
                                       March 31,        Year Ended             Pro Forma
                                       1997             December 31, 1996      Adjustments      Combined
                                       -------------    -------------------    -----------      --------
Total Revenue                                 14,121                  3,291                       17,412
Cost of Revenue                               14,840                  3,738                       18,578

  Gross Profit                                  (719)                  (447)                      (1,166)

Operating Expenses:
  Research and Development                     2,761                  3,617            549 d       6,927
  Sales and Marketing                          1,785                                   103 d       1,888
  General & Administrative                     5,122                  2,600             54 d       7,776
  Purchased in-process research &
  Development                                  1,819                                               1,819

    Total operating expenses                  11,487                  6,217                       17,704

Loss from Operations                         (12,206)                (6,664)                     (18,870)

Other Income (expense), net                      559                   (217)                         342

Net Loss before extraordinary item           (11,647)                (6,881)                     (18,528)

Extraordinary Item                            (1,264)                    -                        (1,264)

Net loss                                     (12,911)                (6,881)                     (19,792)

Net loss per share before
extraordinary item                             (1.19)                                              (1.79)

Net Loss per share                             (1.32)                                              (1.91)

Shares used in computing net
loss per share                                 9,777                                   600 e      10,377

      Pro Forma Condensed Combined Consolidated Statement of Operations
                               (Unaudited)

                                       Digital Video    Arris Interactive -
                                       Systems Inc.     Digital Video
                                       3 months ended   Division
                                       June 30,         3 months ended         Pro Forma
                                       1997             June 30, 1997          Adjustments      Combined
                                       -------------    -------------------    -----------      --------
Total Revenue                                  5,388                  1,061                        6,449
Cost of Revenue                                5,086                    929                        6,015

  Gross Profit                                   302                    132                          434

Operating Expenses:
  Research and Development                       904                    491            137 d       1,532
  Sales and Marketing                            585                                    54 d         639
  General & Administrative                     1,258                    543             14 d       1,815
  Purchased in-process research &
  Development

    Total operating expenses                   2,747                  1,034                        3,986

Loss from Operations                          (2,445)                  (902)                      (3,552)

Other income (expense), net                      450                   (156)                         294

Net Loss                                      (1,995)                (1,058)                      (3,258)

Net loss per share                             (0.17)                                              (0.26)

Shares used in computing net
loss per share                                11,893                                   600 e      12,493

1. BASIS OF PRESENTATION

The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the transaction occurred on June 30, 1997, April 1, 1997 or April 1, 1996.

2. PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT ADJUSTMENTS

   (a) Reflects the allocation of the purchase price, based on fair values, to the historical balance sheet.

   (b) Reflects the elimination of DV assets and liabilities that were not part of the transaction.

   (c) Reflects the write-off of purchased research and development identified in the purchase price allocation. The pro forma statements of operations exclude the write-off of purchased research and development due to its non-recurring nature.

   (d) Amortization of assembled workforce, corporate customers, backlog and developed technology being amortized over their estimated useful lives ranging from 5 months to three years.

   (e) Reflects the cash paid and an increase in common stock for the shares issued in connection with the purchase price of DV for the net assets acquired.

     (c)    Exhibits
            --------

     The exhibits listed below are filed as part of this Current Report.

Exhibit No.               Description of Exhibit
-----------               ----------------------
     2.1     Asset Purchase Agreement dated as of July 25, 1997 by and between the Registrant and Arris. *

     2.2     Amendment to Asset Purchase Agreement dated as of August 1, 1997. *


     4.1 Form of Escrow Agreement dated as of August 1, 1997 by and between the Registrant and Arris. *

    23.1     Consent of Ernst & Young LLP.

    23.2     Consent of Deloitte & Touche LLP.

 *  Previously filed on Form 8-K dated August 15, 1997

                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DIGITAL VIDEO SYSTEMS, INC.



Date:  October 10, 1997              By: /s/ Thomas R. Parkinson
                                         ------------------------------------
                                         Thomas R. Parkinson
                                         President

                                 EXHIBIT INDEX

     The exhibits listed below are filed as part of this Current Report.

Exhibit No.                              Description of Exhibit                                       Page
-----------                              ----------------------                                       ----
   2.1           Asset Purchase Agreement dated as of July 25, 1997
                 by and between the Registrant and Arris. *

   2.1           Amendment to Asset Purchase Agreement dated as of
                 August 1, 1997. *

   4.1 Form of Escrow Agreement dated as of August 1, 1997 by and between the Registrant and Arris. *

  23.1           Consent of Ernst & Young LLP.

  23.2           Consent of Deloitte & Touche LLP.



    * Previously filed on Form 8-K dated August 15, 1997.